Exhibit 10.2

FIRST ADDENDUM TO LEASE

          This First Addendum to Lease (“Addendum”) is made effective as of the 27th day of February 2004, by and between ROBERT PATTILLO PROPERTIES, INC., a Georgia Corporation (“Landlord”), POTTERY BARN, INC., a California Corporation (“Tenant”) and WILLIAMS-SONOMA, INC., a California corporation (“Guarantor”).

WITNESSETH:

          WHEREAS, Landlord and Tenant entered into that certain Standard Industrial Lease Agreement dated December 1, 2003, for lease of property located at 11624 South Distribution Cove Olive Branch, MS (“Premises”) as more particularly described in the Lease (said lease is referred to herein as the “Lease”); and

          WHEREAS, in conjunction with the execution and as part of the consideration for Landlord entering into the Lease, Guarantor executed a Guaranty (“Guaranty”); and

          WHEREAS, the parties desire to modify certain terms of the Lease.

          NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit “C” to the Lease shall be deleted in its entirety and the Exhibit “C” attached hereto and by this reference made a part hereof shall be inserted in its place.

2.	Time is of the essence as to all obligations of Landlord, Tenant and Guarantor hereunder. Landlord, Tenant and Guarantor hereby ratify and confirm the Lease, as amended hereby. All terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease. This Addendum may be executed in two (2) or more counterparts, each of which shall be one and the same instrument and a duplicate original. Return of an executed copy of this Addendum by facsimile transmission shall bind the party so executing and returning such counterpart. Each party represents to the other that the person executing this Addendum on its behalf is authorized to do so by all required corporate, partnership or limited liability company action, as appropriate.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, effective the day and year first above written.

ROBERT PATTILLO PROPERTIES, INC., a
Georgia corporation

/s/ Donna W. Schuster

Witness	By:	/s/ Clay W. Reese

Its: Vice President

(CORP. SEAL)

POTTERY BARN, INC., a Delaware Corporation
/s/ Kathleen McCarthy

Witness
	By:	/s/ Pat Connolly

	Its:	President

(CORP. SEAL)

The undersigned executes this First Addendum to Lease for the purpose of consenting to its terms and agreeing that its obligations under that certain Guaranty dated December 1, 2003, shall continue to apply to the Lease, as previously modified and as amended by this First Addendum.

Guarantor: WILLIAMS-SONOMA, INC.
By:	/s/ Ed Mueller
	Printed	Name:
Its: CEO

EXHIBIT “C”

Allowed Hazardous Materials

Clorox,
Pine-Sol
Johnson Wax
30/40W oil, tube grease, machine oil, and gearbox oil

Merchandise:
citronella oil
matches (safety strike)
room spray (aerosol)
CO2 Cartridges